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                                                                    EXHIBIT 23.6

                 CONSENT OF PERSON ABOUT TO BECOME A DIRECTOR

        As a person named in this registration statement as being about to become a director of JLM Industries, Inc., I hereby consent to my identification in that capacity and to all references to me and information about me included in or made a part of this registration statement.

                                                /s/ Roger C. Kahn
                                                ---------------------
                                                Roger C. Kahn

As of July 3, 1997